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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of Earliest Event Reported)  June 9, 1998


                                _______________


                                    MTL INC.
             (Exact name of registrant as specified in its charter)


           FLORIDA                        0-24180                 59-3239073
                                          -------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)

                3108 Central Drive                                     33567
               Plant City, Florida                                   (Zip Code)
      (Address of principal executive offices)


                                (813) 754-4725
             (Registrant's telephone number, including area code)


                                _______________

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 9, 1998, MTL Inc. (the "Company") announced that Sombrero
                                     -------
Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company ("Sombrero") had merged (the "MTL Merger") with and into the Company
          --------                    ----------
pursuant to an Agreement and Plan of Merger, dated as of February 10, 1998, by and among Merger Sub and the Company ("MTL Merger Agreement") with the Company
                                       --------------------
as the surviving corporation. In the MTL Merger, the holders of the outstanding shares of common stock, $.01 par value per share, of the Company ("Company
                                                                   -------
Common Stock")(except for the Rollover Shares and Excluded Shares as defined in
------------
the MTL Merger Agreement) received $40 in cash for each share of Company Common Stock held by them. The MTL Merger was treated as a recapitalization for accounting purposes.

     On June 9, 1998, in connection with the MTL Merger and the recapitalization, the Company entered into an agreement (the "New Credit
                                                              ----------
Agreement") providing for a six-year $50.0 million term loan facility (the "Term
---------                                                                   ----
Loan Facility"), which was funded to partially consummate the recapitalization,
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and a six-year $110.0 million revolving credit facility (the "Revolving Credit
                                                              ----------------
Facility") of which $10.0 million was drawn at closing with the remainder
--------
remaining available for the Company's working capital requirements, to finance certain permitted acquisitions and for general corporate purposes.

     Interest rates on the Term Loan Facility are as follows: At the option of the Company, (i) 0.75% in excess of the higher of (A) 1/2 of 1.0% in excess of the federal funds rate and (B) the rate that Credit Suisse First Boston Corporation ("CSFB") as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time, and (ii) 1.75% in excess of the Eurodollar rate for Eurodollar loans, in each case, subject to adjustments based upon the achievement of certain financial ratios.

     Interest rates on the Revolving Credit Facility are as follows: At the option of the Company, (i) 0.50% in excess of the higher of (A) 1/2 of 1.0% in excess of the federal funds rate and (B) the rate that CSFB as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time and (ii) 1.50% in excess of the Eurodollar rate for Eurodollar loans, in each case, subject to adjustments based upon the achievement of certain financial ratios. The interest rate on certain funds will be based on Canadian dollar bankers' acceptances and the Canadian prime rate. It is expected that the Company will be obligated to obtain interest rate protection in amounts and for periods to be determined. In addition, it is expected that the Company will be required to comply with customary financial and affirmative covenants.

     The loans and letters of credit under the New Credit Agreement will be guaranteed by all of the Company's existing and future direct and indirect wholly-owned domestic subsidiaries (collectively, the "Bank Guarantors"). The
                                                       ---------------
obligations of the Company and the Bank Guarantors will be secured by a first priority perfected lien on substantially all of the properties and assets of the Company and the Bank Guarantors, now owned or subsequently acquired, including a pledge of all capital stock and notes owned by the Company and the Bank Guarantors, subject to certain exceptions.

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          Also on June 9, 1998, in connection with the consummation of the MTL
Merger and the recapitalization, the Company issued $100,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2006 (the "Fixed Rate
                                                                 ----------
Notes") and $40,000,000 aggregate principal amount of Floating Interest Rate
-----
Subordinated Term Securities due 2006 (FIRSTSSM) (the "Floating Rate Notes" and
                                                       -------------------
together with the Fixed Rate Notes, the "Notes").  Interest on the Notes will
                                         -----
accrue from the date of original issuance (the "Issue Date") and is payable
                                                ----------
semi-annually on each June 15 and December 15, commencing December 15, 1998.
The Fixed Rate Notes will bear interest at a rate of 10% per annum. The Floating Rate Notes will bear interest at a rate per annum equal to three-month LIBOR plus 4.81%. Interest on the Floating Rate Notes will be reset every three months. The Fixed Rate Notes will be redeemable, in whole or in part, at the option of the Company on or after June 15, 2002, and the Floating Rate Notes will be redeemable, in whole or in part, at the option of the Company, at any time, in each case at the redemption prices set forth in the Indenture governing the Notes (the "Indenture"), plus accrued and unpaid interest to the date of
                ---------
redemption. The Notes will be unconditionally guaranteed on a senior subordinated basis by substantially all of the Company's subsidiaries (the "Guarantors"). The Indenture contains certain customary covenants and
 ----------
agreements.


     The financial statements specified by Item 7 of Form 8-k have not been included in this filing. If required to be filed, such statements will be filed within the 60 day period specified in provision (a)(4) of such Item 7.

ITEM 5.  OTHER EVENTS.

     On June 24, 1998, the Company announced that Palestra Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Palestra"),
                                                                    --------
had entered into an Agreement and Plan of Merger ("CLC Merger Agreement"), dated
                                                   --------------------
as of June 23, 1998, by and among Palestra, Chemical Leaman Corporation, a Pennsylvania corporation ("CLC"), and the shareholders of CLC (each, a
                           ---
"Shareholder" and, collectively, the "Shareholders") pursuant to which the
------------                          ------------
Company has agreed, subject to the satisfaction of certain terms and conditions, to acquire all of the outstanding shares of common stock, $2.50 par value per share, of CLC ("CLC Common Stock") through the merger (the "CLC Merger") of
                ----------------                            ----------
Palestra with and into CLC, which thereby will become a wholly-owned subsidiary of the Company. The CLC Merger has been approved by the CLC shareholders and is expected to close in August or September of 1998 and has an outside closing date of October 31, 1998.

     Under the terms of the Merger Agreement, all shares ("Shares") of CLC
                                                           ------
Common Stock held by the Shareholders shall, by virtue of the CLC Merger, be converted into the right to receive an aggregate amount in cash (and Company Common Stock, as described below) equal to $77.8 million less Transaction Expenses (as defined in the CLC Merger Agreement attached as exhibit 2.2 hereto) in excess of $100,000 (collectively, "Merger Consideration"), subject to certain
                                      --------------------
setoffs as set forth in the Merger Agreement. A portion of the Shares held by certain Shareholders who are officers of CLC shall not be converted into cash, but in lieu thereof, shall be converted into shares of Company Common Stock as set forth in their employment agreements.

     In connection with the transactions contemplated by the CLC Merger, CLC will transfer all of the common stock of Leaman Air Services, Inc., a subsidiary of CLC, to a principal stockholder of CLC, as additional consideration for the Shares held by him.

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     Based upon the 579,925 shares of CLC Common Stock outstanding on June 23,
1998 (assuming the conversion of 151 shares of Series B Cumulative Convertible Preferred Stock of CLC into 30,200 shares of CLC Common Stock immediately prior to the closing of the CLC Merger), the aggregate consideration for the outstanding shares of CLC Common Stock, which was determined based upon arms'- length negotiation between Palestra and CLC, will be the Merger Consideration, subject to applicable setoffs. The acquisition will be accounted for as a purchase. Prior to the execution of the Merger Agreement, no material relationship existed between CLC and the Company, or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

     The sources of funds to be used to consummate the CLC Merger are expected to include an additional $100.0 million to be borrowed under the New Credit Agreement, approximately $16.5 million of equity, and the issuance of $40.0 million of additional Notes (as defined below). In addition, it is anticipated that CLC will keep $100.0 million of existing CLC Notes (as defined in the CLC Merger Agreement) outstanding. The CLC Notes will be guaranteed by the Company and its subsidiaries, which will be contributed to CLC at the closing of the CLC Merger.

     Like the Company, CLC is a bulk tank truck carrier with national operations. The combination of CLC and the Company will create a trailer fleet with over 5,000 stainless steel tank trailers, augment each company's terminal networks and create expanded geographical coverage with significant backhaul opportunities, as well as other business opportunities including tank cleaning, logistics, brokerage and dry bulk.

     The Company anticipates that the ratio of pro-forma debt to trailing 12-months adjusted pro-forma earnings before net interest expense, income taxes, depreciation and other income (expense) ("Adjusted Pro-forma EBITDA") at June 30, 1998 will be approximately 5 to 1. Adjusted Pro-forma EBITDA reflects adjustments of approximately $ 12.5 million attributable to anticipated merger synergies and approximately $ 15.0 million based on the identification of certain CLC non-recurring or non-cash costs and expenses and certain other adjustments. Net capital expenditures have been estimated at approximately $53.8 million for the trailing 12-months at June 30, 1998, with approximately $25.0 million to $30.0 million attributable to maintenance capital expenditures.


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     (b)   Exhibits.

     2.1 Agreement and Plan of Merger, dated as of February 10, 1998, by and between Sombrero Acquisition Corp. and MTL, Inc. (incorporated by reference to the Form 8-K filed by the Company on February 25, 1998).

     2.2 Agreement and Plan of Merger, dated as of June 23, 1998, by and among Palestra Acquisition Corp., Chemical Leaman Corporation and the shareholders of Chemical Leaman Corporation.

     99.1 Joint Press Release of MTL Inc. and Chemical Leaman Corporation, dated June 24, 1998.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, MTL Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MTL Inc.



                              By:  /s/ Charles J. O'Brien, Jr.
                                   ---------------------------


Date:  June 25, 1998

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                                 EXHIBIT INDEX

Exhibit No.      Description
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

2.1              Agreement and Plan of Merger dated as of February 10, 1998, by and between Sombrero Acquisition Corp. and MTL, Inc.  (incorporated by reference to the Form 8-K filed by the Company on February 25, 1998).

2.2              Agreement and Plan of Merger dated as of June 23, 1998, by and among
                 Palestra Acquisition Corp., Chemical Leaman Corporation and the
                 shareholders of Chemical Leaman Corporation.

99.1             Joint Press Release of MTL Inc. and Chemical Leaman Corporation, dated
                 June 24, 1998.

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